UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – January 27, 2011

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Compensatory Arrangements of Certain Officers.

On January 27, 2011, the Board of Directors, acting upon the recommendation of its Management Development and Compensation Committee (the “Committee”), did not increase and approved a 2011 base salary rate of $1,800,000 for Robert J. Stevens, Chairman and Chief Executive Officer of the Corporation. This action was at the request of Mr. Stevens, who again volunteered to freeze his base salary rate at the rate approved in 2008. This is the third consecutive year that Mr. Stevens will not receive a salary increase. This also is consistent with the decision to not award merit increases to most employees at the vice president level or above.

The Committee approved an amendment to the Management Incentive Compensation Plan (MICP), effective for 2011 bonuses payable in 2012, to provide for higher targets for executive vice presidents (raising the target, expressed as a percentage of base salary, from 75% to 90%), for senior vice presidents (raising the target from a range of 55% to 65% to a range of 55% to 75%), and for other elected officers (raising the target from a range of 40% to 55% to a range of 40% to 65%). A copy of the MICP, as amended, is attached as Exhibit 99.1 to this report and is incorporated herein by reference. In addition, the Committee approved a discretionary partial bonus for 2010 for James B. Comey, the Corporation’s former Senior Vice President and General Counsel, of $441,800. Mr. Comey left the Corporation in September 2010.

The Committee also approved restricted stock unit (RSU) and stock option award agreements which differ from prior years in the following ways:

•

Make the treatment of layoff and retirement more consistent between the option agreements and RSU agreements. Stock options vest in annual increments over three years. Under the 2011 agreements, upon layoff or retirement, holders of stock options will forfeit any non-vested stock options.

•	Include post-employment non-compete, non-solicit, and confidentiality covenants applicable to recipients of executive grants.

•	Provide that dividend equivalents on RSUs are not paid until vesting.

A copy of the forms of RSU and stock option award agreements are attached as Exhibits 99.2 and 99.3 to this report and are incorporated herein by reference.

Item 9.01. Exhibits.

Exhibit No.	Description

99.1	2006 Management Incentive Compensation Plan (Performance Based), as amended on January 27, 2011.

99.2	RSU award agreement form, as amended on January 27, 2011.

99.3	Stock option award agreement form, as amended on January 27, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

/S/ DAVID A. DEDMAN
David A. Dedman
Vice President and Associate General Counsel

February 2, 2011